As filed with the Securities and Exchange Commission on March 29, 2006
                                                     Registration No. 333-

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                                   Cosi, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                 Delaware                               06-1393745
     (State or Other Jurisdiction of        (I.R.S. Employer Identification No.)
      Incorporation or Organization)

                        1751 Lake Cook Road, 6th Floor
                          Deerfield, Illinois 60015

                                 (847) 597-8800
               (Address, including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan
                            (Full Title of the Plan)

                                 Kevin Armstrong
                             Chief Executive Officer
                                   Cosi, Inc.
                         1751 Lake Cook Road, 6th Floor
                            Deerfield, Illinois 60015
                                 (847) 597-8800
            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent For Service)

                                  Copies to:
                            Dennis J. Block, Esq.
                         William P. Mills, III, Esq.
                      Cadwalader, Wickersham & Taft LLP
                          One World Financial Center
                           New York, New York 10281
                                (212) 504-6000

                               ------------------

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
      Title of Each Class of Securities   Amount to be    Proposed Maximum Offering        Proposed Maximum            Amount of
              to be Registered            Registered(1)        Price Per Unit         Aggregate Offering Price(3)   Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share   2,795,000(2)           $9.72(3)                  $27,167,400(3)              $2,906.91
Common Stock, par value $0.01 per share     905,000(4)           $9.72(5)                   $8,796,600(5)                $941.24
Total                                     3,700,000                                        $35,964,000                 $3,848.15
------------------------------------------------------------------------------------------------------------------------------------


(1) Plus such indeterminate number of shares pursuant to Rule 416 as may be issued in respect of stock splits, stock dividends and similar transactions.
(2) Represents the registration of an aggregate of 2,795,000 shares of common stock of Cosi, Inc. that will be issued or will be issuable upon exercise of options reserved for grant under the Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low sales prices of the common stock ($9.72) on the Nasdaq National Market on March 27, 2006.
(4) Represents the registration of 905,000 shares of common stock of Cosi, Inc. granted under the Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan.
(5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low sales prices of the common stock ($9.72) on the Nasdaq National Market on March 27, 2006.


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

                                EXPLANATORY NOTE

      Cosi, Inc. (the "Company") has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), to register (i) issuances of 905,000 shares of restricted common stock, par value $0.01 per share ("Common Stock"), previously issued under the Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan (the "Omnibus Plan") (ii) future issuances of up to 2,795,000 shares of common stock in the event of awards under the Omnibus Plan. The Omnibus Plan replaces the Amended and Restated Cosi, Inc. Stock Incentive Plan (the "Incentive Plan"). No further grants will be made under the Incentive Plan.

      This Registration Statement also includes a reoffer prospectus prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This reoffer prospectus may be used by certain officers and directors of the Company to sell or otherwise dispose of securities received as grants under, or as a result of the exercise of stock options granted under, the Omnibus Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The documents containing the information required in Part I of this Registration Statement will be sent or given to employees as specified in Rule 428(b)(1) of the Securities Act and are not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8. Those documents and the documents incorporated by reference into this Registration Statement, taken together, constitute prospectuses that meet the requirements of Section 10(a) of the Securities Act.

      Cosi, Inc. will deliver or cause to be delivered promptly, without charge, to each person to whom information is required to be delivered, upon written or oral request, a copy of the information that is incorporated by reference pursuant to Item 3 of this Registration Statement and any other documents required to be delivered pursuant to Rule 428(b).

                               REOFFER PROSPECTUS

                                   Cosi, Inc.
                               1765 Lake Cook Road
                            Deerfield, Illinois 60015
                                 (847) 597-8800

                         905,000 Shares of Common Stock

      Certain of our employees, all of whom are named in this prospectus (the "Selling Stockholders"), may offer and sell from time to time, for their own accounts, up to 905,000 shares of Common Stock (the "Shares") that they acquired in connection with grants of restricted stock units pursuant to the Omnibus Plan. We will not receive any of the proceeds from the sale of the Shares.

      The Selling Stockholders may offer for sale or sell the Shares in varying amounts through public or private transactions at prevailing market prices or at privately negotiated prices. Sales may be made through brokers or to dealers, who are expected to receive customary commissions or discounts.

      The Selling Stockholders and participating brokers and dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of Shares by those Selling Stockholders and any commissions or discounts received by those brokers or dealers may be deemed to be underwriting compensation under the Securities Act. We will bear all expenses incurred in connection with this offering, other than discounts, concessions and commissions which are to be borne by the Selling Stockholders.

      Our common stock is traded on the Nasdaq National Market under the symbol "COSI." On March 27, 2006, the last reported sale price of our Common Stock was $9.78 per share.

      Our business and an investment in our common shares involve significant risks. These risks are described under the caption "Risk Factors" beginning on page 1 of this prospectus.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this Prospectus is March 29, 2006.

You should only rely on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. Our common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                        ---------------------------------

                                TABLE OF CONTENTS

                                                                      Page
                                                                      ----

The Company..............................................................1

Risk Factors.............................................................1

Cautionary Note Regarding Forward-Looking Statements....................11

Use of Proceeds.........................................................13

Selling Stockholders....................................................13

Plan of Distribution....................................................14

Legal Matters...........................................................15

Experts.................................................................15

Where You Can Find More Information.....................................15

Incorporation of Certain Documents by Reference.........................16

                                   THE COMPANY

      We are a high quality, premium convenience restaurant company that owns and operates company restaurants and offers franchises to qualified restaurant operators. We are focused on knowing our customers and their food and dining needs. We believe we meet our customers' needs by providing authentic, innovative savory foods in tasteful upscale settings. We believe our customers view us as an "affordable luxury." Our restaurant menus feature our authentic hearth baked crackly crust flatbread, "Cosi Bread," which forms the basis for savory sandwiches and pizzas and accompanies freshly tossed salads. We also offer a full line of barista and blender products in addition to freshly brewed coffees. Our food is ordered at the counter and made fresh with the convenience of table delivery for eat-in dinner customers. We believe the combination of our high quality, innovative menu items, inviting customer-oriented atmosphere and multiple daypart dining convenience drives customer satisfaction and repeat visits.

      Our principal executive offices are located at 1751 Lake Cook Road, Suite 60015, Deerfield, Illinois 60015 and our telephone number is (847) 597-8800.

                                  RISK FACTORS

      You should carefully consider each of the following risks, as well as all of the other information contained in this prospectus, before deciding to invest in our common stock. If any of these risks occurs, our business, financial condition and results of operations may be adversely affected, the trading price of our common stock could decline and you may lose part or all of your investment.

                      Risks Related to Our Growth Strategy

We may not be able to achieve our planned expansion. If we are unable to successfully open new restaurants, our revenue growth rate and profits may be reduced.

      To successfully expand our business, we must open new restaurants on schedule and in a profitable manner. In the past, we have experienced delays in restaurant openings and we and our franchisees may experience similar delays in the future. Delays or failures in opening new restaurants could hurt our ability to meet our growth objectives, which may affect the expectations of securities analysts and others and thus our stock price. We cannot guarantee that we or our franchisees will be able to achieve our expansion goals or that new restaurants will be operated profitably. Further, any restaurants that we or our franchisees open may not obtain operating results similar to those of our existing restaurants. Our ability to expand successfully will depend on a number of factors, many of which are beyond our control. These factors include, but are not limited to:

            o locating suitable restaurant sites in new and existing markets;

            o     negotiating acceptable lease terms;

            o generating positive cash flow from existing and new restaurants;

            o successful operation and execution in new and existing markets;

            o recruiting, training and retaining qualified corporate and restaurant personnel and management;

            o     attracting and retaining qualified franchisees;

            o cost effective and timely planning, design and build-out of restaurants;

            o     the reliability of our customer and market studies;


            o     consumer trends;

            o obtaining and maintaining required local, state and federal governmental approvals and permits related to the construction of the sites and the sale of food and alcoholic beverages;

            o     creating customer awareness of our restaurants in new markets;

            o competition in our markets, both in our business and in locating suitable restaurant sites;

            o the cost of our principal food products and supply and delivery shortages or interruptions;

            o     weather conditions; and

            o     general economic conditions.

We must identify and obtain a sufficient number of suitable new restaurant sites for us to sustain our revenue growth rate.

      We require that all proposed restaurant sites, whether company-owned or franchised, meet site-selection criteria established by us. We and our franchisees may not be able to find sufficient new restaurant sites to support our planned expansion in future periods. We face significant competition from other restaurant companies and retailers for sites that meet our criteria and the supply of sites may be limited in some markets. As a result of these factors, our costs to obtain and lease sites may increase, or we may not be able to obtain certain sites due to unacceptable costs. Our inability to obtain suitable restaurant sites at reasonable costs may reduce our growth rate, which may affect the expectations of securities analysts and others and thus our stock price.

Our expansion in existing markets can cause sales in some of our existing restaurants to decline, which could result in restaurant closures.

      As part of our expansion strategy, we and our franchisees intend to open new restaurants in our existing markets. Since we typically draw customers from a relatively small radius around each of our restaurants, the sales performance and customer counts for restaurants near the area in which a new restaurant opens may decline due to cannibalization, which could result in restaurant closures. In addition, new restaurants added in existing markets may not achieve the same operating performance as our existing restaurants.

Our expansion into new markets may present increased risks due to our unfamiliarity with the area. The restaurants we open in new geographic regions may not achieve market acceptance.

      Some of our future franchised restaurants and company-owned restaurants will be located in areas where we have little or no meaningful experience. Those markets may have different demographic characteristics, competitive conditions, consumer tastes and discretionary spending patterns than our existing markets that may cause our new restaurants to be less successful than restaurants in our existing markets. An additional risk in expansion into new markets is the lack of market awareness of the Cosi brand. Restaurants opened in new markets may open at lower average weekly sales volumes than restaurants opened in existing markets and may have higher restaurant-level operating expense ratios than in existing markets. Sales at restaurants opened in new markets may take longer to reach average annual company-owned restaurant sales, if at all, thereby affecting the profitability of these restaurants.

We may not be able to successfully incorporate a franchising and area developer model into our strategy.

      We are incorporating a franchising and area developer model into our business strategy in certain selected markets. We have not used a franchising or area developer model prior to fiscal 2004 and may not be as successful as predicted in attracting franchisees and developers to the Cosi concept or identifying franchisees and developers that have the business abilities or access to financial resources necessary to open our restaurants or to successfully develop or operate our restaurants in a manner consistent with our standards. Incorporating a franchising and area developer model into our strategy also requires us to devote significant management and financial resources to support the franchise of our restaurants. Our future performance will depend on our franchisees' ability to execute our concept and capitalize upon our brand recognition and marketing. We may not be able to recruit franchisees who have the business abilities or financial resources necessary to open restaurants on schedule, or who will conduct operations in a manner consistent with our concept and standards. Our franchisees may not be able to operate restaurants in a profitable manner. If we are not successful in incorporating a franchising or area developer model into our strategy, we may experience delays in our growth or may not be able to expand and grow our business.

If our franchisees cannot develop or finance new restaurants, build them on suitable sites or open them on schedule, our growth and success may be impeded.

      Our growth depends in part upon our ability to establish a successful and effective franchise program and to attract qualified franchisees. If our franchisees are unable to locate suitable sites for new restaurants, negotiate acceptable lease or purchase terms, obtain the necessary financial or management resources, meet construction schedules or obtain the necessary permits and government approvals, our growth plans may be negatively affected. We cannot assure you that any of the restaurants our franchisees open will be profitable.

Additional foodservice strategic alliances may not be successful and may materially adversely affect our business and results of operations.

      We may decide to enter into additional alliances with third parties to develop foodservice strategic alliances in select markets or through select channels. Identifying strategic partners, negotiating agreements and building such alliances may divert management's attention away from our existing businesses and growth plans. If we are not successful in forming additional foodservice strategic alliances, we may experience delays in our growth and may not be able to expand and grow our business. If we do form additional strategic alliances, we cannot assure you that the restaurants opened pursuant to these strategic alliances will be profitable.

Any inability to manage our growth effectively could materially adversely affect our operating results.

      Failure to manage our growth effectively could harm our business. We have grown significantly since our inception and intend to grow substantially in the future both through a franchising strategy and opening new company-owned restaurants. Our existing restaurant management systems, financial and management controls and information systems may not be adequate to support our planned expansion. Our ability to manage our growth effectively will require us to continue to enhance these systems, procedures and controls. We must attract and retain talented operating personnel to maintain the quality and service levels at our existing and future restaurants. We may not be able to effectively manage these or other aspects of our expansion. We cannot assure you that we will be able to respond on a timely basis to all of the changing demands that our planned expansion will impose on management and on our existing infrastructure. If we are unable to manage our growth effectively, our business, results of operations and financial condition could be materially adversely impacted.

If we are unable to successfully integrate future acquisitions, our business could be negatively impacted. Any acquisitions may also be costly.

      We may consider future strategic acquisitions. Acquisitions involve numerous risks, including difficulties assimilating new operations and products. In addition, acquisitions may require significant management time and capital resources. We cannot assure you that we will have access to the capital required to finance potential acquisitions on satisfactory terms, that any acquisition would result in long-term benefits to us, or that management would be able to manage effectively the resulting business. Future acquisitions are likely to result in the incurrence of additional indebtedness, which could contain restrictive covenants, or the issuance of additional equity securities, which could dilute our existing stockholders. We may also pay too much for a concept that we acquire relative to the actual economic return obtained. If our integration efforts are unsuccessful, our business and results of operations could suffer.

                          Risks Related to Our Business

If we are unable to execute our business strategy, we could be materially adversely affected.

      Our ability to successfully execute our business strategy will depend on a number of factors, some of which are beyond our control, including, but not limited to:

            o     our ability to generate positive cash flow from operations;

            o     identification and availability of suitable restaurant sites;

            o     competition for restaurant sites and customers;

            o     negotiation of favorable leases;

            o management of construction and development costs of new and renovated restaurants;

            o     securing required governmental approvals and permits;

            o     recruitment and retention of qualified operating personnel;

            o successful operation and execution in new and existing markets;

            o recruiting, training and retaining qualified corporate and restaurant personnel and management;

            o identification of under-performing restaurants and our ability to improve or efficiently close under-performing restaurants, including securing favorable lease termination terms;

            o the rate of our internal growth, and our ability to generate increased revenue from existing restaurants;

            o our ability to incorporate a franchising and area developer model into our strategy;

            o     competition in new and existing markets;

            o     the reliability of our customer and market studies;

            o     consumer trends;

            o the cost of our principal food products and supply and delivery shortages or interruptions;

            o     weather conditions; and

            o     general regional and national economic conditions.

      Each of these factors could delay or prevent us from successfully executing our business strategy, which could adversely affect our growth, revenues and our results of operations.

We have a limited operating history and we may be unable to achieve profitability.

      There are currently 94 company-owned restaurants, five of which were opened during the last quarter of fiscal 2004, one of which opened in each of the second and third quarters of 2005, six of which opened in the fourth quarter of 2005 and two of which opened in the first quarter of 2006. Accordingly, limited historical information is available with which to evaluate our business and prospects. As a result, forecasts of our future revenues, expenses and operating results may not be as accurate as they would be if we had a longer history of operations and of combined operations. In fiscal 2005, we incurred net losses of $13.1 million, and, since we were formed, we have incurred net losses of approximately $207.4 million through the end of fiscal 2005 primarily due to funding operating losses, impairment charges, the cost of our merger in 1999, new restaurant opening expenses and lease termination costs. We intend to continue to expend significant financial and management resources on the development of additional restaurants, both company-owned and franchised. We cannot predict whether we will be able to achieve or sustain revenue growth, profitability or positive cash flow in the future. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and the financial statements included in the 2005 Annual Report on Form 10-K for information on the history of our losses.

If internally generated cash flow from our restaurants does not meet our expectations, our business, results of operations and financial condition could be materially adversely affected.

      Our cash resources, and therefore our liquidity, are highly dependent upon the level of internally generated cash from operations and upon future financing transactions. Although we believe that we have sufficient liquidity to fund our working capital requirements for the next twelve months, if cash flows from our existing restaurants or cash flows from new restaurants that we open do not meet our expectations or are otherwise insufficient to satisfy our cash needs or expansion plans, we may have to seek additional financing from external sources to continue funding our operations or reduce or cease our plans to open or franchise new restaurants. We cannot predict whether such financing will be available on terms acceptable to us, or at all.

We may need additional capital in the future and it may not be available on acceptable terms.

      Our business may require significant additional capital in the future to, among other things, fund our operations, increase the number of company-owned or franchised restaurants, expand the range of services we offer and finance future acquisitions and investments. There is no assurance that financing will be available on terms acceptable to us, or at all. Our ability to obtain additional financing will be subject to a number of factors, including market conditions, our operating performance and investor sentiment. These factors may make the timing, amount, terms and conditions of additional financings unattractive to us. If we are unable to raise additional capital, our business, results of operations and financial condition could be materially adversely affected.

Our franchisees could take actions that could harm our business.

      Franchisees are independent contractors and are not our employees. Although we have developed criteria to evaluate and screen prospective franchisees, we are limited in the amount of control we can exercise over our licensed franchisees, and the quality of franchised restaurant operations may be diminished by any number of factors beyond our control. Franchisees may not have the business acumen or financial resources necessary to successfully operate restaurants in a manner consistent with our standards and requirements and may not hire and train qualified managers and other restaurant personnel. Poor restaurant operations may affect each restaurant's sales. Our image and reputation, and the image and reputation of other franchisees, may suffer materially and system-wide sales could significantly decline if our franchisees do not operate successfully.

We could face liability from our franchisees.

      A franchisee or government agency may bring legal action against us based on the franchisee/franchisor relationships. Various state and federal laws govern our relationship with our franchisees and potential sales of our franchised restaurants. If we fail to comply with these laws, we could be liable for damages to franchisees and fines or other penalties. Expensive litigation with our franchisees or government agencies may adversely affect both our profits and our important relations with our franchisees.

Our financial results are affected by the financial results of our franchisees.

      We receive royalties from our franchisees. Our financial results are therefore somewhat contingent upon the operational and financial success of our franchisees, including implementation of our strategic plans, as well as their ability to secure adequate financing. If sales trends or economic conditions worsen for our franchisees, their financial health may worsen and our collection rates may decline. Additionally, refusal on the part of franchisees to renew their franchise agreements may result in decreased royalties. Entering into restructured franchise agreements may result in reduced franchise royalty rates in the future.

Our restaurants are currently concentrated in the Northeastern and Mid-Atlantic regions of the United States, particularly in the New York City area. Accordingly, we are highly vulnerable to negative occurrences in these regions.

      We currently operate 59 company-owned restaurants in Northeastern and Mid-Atlantic states, of which 16 are located in the New York City area, the majority of which are located in New York central business districts. As a result, we are particularly susceptible to adverse trends and economic conditions in these areas. In addition, given our geographic concentration, negative publicity regarding any of our restaurants could have a material adverse effect on our business and operations, as could other regional occurrences impacting the local economies in these markets.

You should not rely on past increases in our average unit volumes as an indication of our future results of operations because they may fluctuate significantly.

      A number of factors have historically affected, and will continue to affect, our average unit sales, including, among other factors:

            o our ability to execute our business and growth strategy effectively;

            o     introduction of new menu items;

            o     sales performance by our new and existing restaurants;

            o     competition;

            o     general regional and national economic conditions;

            o     weather conditions; and

            o     consumer trends.

      It is not reasonable to expect our average unit volumes to increase at rates achieved over the past several years. Changes in our average unit volumes could cause the price of our common stock to fluctuate substantially.

Seasonality, inclement weather and other variable factors may adversely affect our sales and results of operations and could cause our quarterly results to fluctuate and fall below expectations of securities analysts and investors, resulting in a decline in our stock price.

      Our business is subject to significant seasonal fluctuations and weather influences on consumer spending and dining out patterns. Inclement weather may result in reduced frequency of dining at our restaurants. Customer counts (and consequently revenues) are generally highest in spring and summer months and lowest during the winter months because of the high proportion of our restaurants located in the Northeast where inclement weather affects customer visits. As a result, our quarterly and yearly results have varied in the past, and we believe that our quarterly operating results will vary in the future. Other factors such as unanticipated increases in labor, commodity, energy, insurance or other operating costs may also cause our quarterly results to fluctuate. For this reason, you should not rely upon our quarterly operating results as indications of future performance.

Our operations depend on governmental licenses and we may face liability under "dram shop" statutes.

      We are subject to extensive federal, state and local government regulations, including regulations relating to alcoholic beverage control, the preparation and sale of food, public health and safety, sanitation, building, zoning and fire codes. Our business depends on obtaining and maintaining required food service and/or liquor licenses for each of our restaurants. If we fail to obtain or maintain all necessary licenses, we may be forced to delay or cancel new restaurant openings and close or reduce operations at existing locations. In addition, our sale of alcoholic beverages subjects us to "dram shop" statutes in some states. These statutes allow an injured person to recover damages from an establishment that served alcoholic beverages to an intoxicated person. Although we take significant precautions to ensure that all employees are trained in the responsible service of alcohol and maintain insurance policies in accordance with all state regulations regarding the sale of alcoholic beverages, the misuse of alcoholic beverages by customers may create considerable risks for us. If we are the subject of a judgment substantially in excess of our insurance coverage, or if we fail to maintain our insurance coverage, our business, financial condition, operating results or cash flows could be materially and adversely affected. See "Business -- Government Regulation" in the 2005 Annual Report on Form 10-K for a discussion of the regulations with which we must comply.

Our failure or inability to enforce our trademarks or other proprietary rights could adversely affect our competitive position or the value of our brand.

      We own certain common law trademark rights and a number of federal and international trademark and service mark registrations, and proprietary rights to certain of our core menu offerings. We believe that our trademarks and other proprietary rights are important to our success and our competitive position. We, therefore, devote appropriate resources to the protection of our trademarks and proprietary rights. The protective actions that we take, however, may not be enough to prevent unauthorized usage or imitation by others, which might cause us to incur significant litigation costs and could harm our image or our brand or competitive position.

      We also cannot assure you that third parties will not claim that our trademarks or offerings infringe the proprietary rights of third parties. Any such claim, whether or not it has merit, could be time-consuming, result in costly litigation, cause product delays or require us to enter into royalty or licensing agreements. As a result, any such claim could have a material adverse effect on our business, results of operations and financial condition.

We hold significant amounts of illiquid assets and may have to dispose of them on unfavorable terms.

      A certain portion of our assets, such as leasehold improvements and equipment, are illiquid. These assets cannot be converted into cash quickly and easily. We may be compelled to dispose of these illiquid assets on unfavorable terms, which could have an adverse effect on our business.

We may face litigation that could have a material adverse effect on our business, financial condition and results of operations.

      From time to time, we are a defendant in litigation arising in the ordinary course of our business. Our customers may file complaints or lawsuits against us alleging that we are responsible for an illness or injury they suffered at or after a visit to a Cosi restaurant, or alleging that there was a problem with food quality or operations at a Cosi restaurant. We may also be subject to a variety of other claims arising in the ordinary course of our business, including personal injury claims, contract claims, claims from franchisees and claims alleging violations of federal and state law regarding workplace and employment matters, discrimination and similar matters. We could also become subject to class action lawsuits related to these matters in the future. To date, none of such litigation, some of which is covered by insurance, has had a material adverse effect on our consolidated financial position, results of operations or cash flows.

      Regardless of whether any future claims against us are valid or whether we are found to be liable, claims may be expensive to defend and may divert our management's attention away from our operations and hurt our performance. The outcome of litigation, particularly class action lawsuits and regulatory actions, is difficult to assess or quantify. Plaintiffs in these types of lawsuits may seek recovery of very large or indeterminate amounts, and the magnitude of the potential loss relating to such lawsuits may remain unknown for substantial periods of time. A judgment significantly in excess of our insurance coverage for any claims could materially adversely affect our financial condition or results of operations. There may also be adverse publicity associated with litigation that could decrease customer acceptance of our services or those of our franchisees, regardless of whether the allegations are valid or whether we are ultimately found liable. As a result, litigation may adversely affect our business, financial condition and results of operations. Moreover, complaints, litigation or adverse publicity experienced by one or more of our franchisees could also hurt our business as a whole.

We have a new management team that does not have proven success with the Company.

      Some members of our management team have been in place for only a relatively short period of time. They do not have previous experience with us, and we cannot assure you that they will fully integrate themselves into our business or that they will effectively manage our business affairs. Our failure to assimilate the new members of management, the failure of the new members of management to perform effectively, or the loss of any of the new members of management could have a material adverse effect on our business, financial condition and results of operations.

If we are unable to protect our customers' credit card data, we could be exposed to data loss, litigation and liability, and our reputation could be significantly harmed.

      In connection with credit card sales, we transmit confidential credit card information securely over public networks and store it in our data warehouse. Third parties may have the technology or know-how to breach the security of this customer information, and our security measures may not effectively prohibit others from obtaining improper access to this information. If a person is able to circumvent our security measures, he or she could destroy or steal valuable information or disrupt our operations. Any security breach could expose us to risks of data loss, litigation and liability and could seriously disrupt our operations and any resulting negative publicity could significantly harm our reputation.

                   Risks Relating to the Food Service Industry

Our business is affected by changes in consumer preferences.

      Our success depends, in part, upon the popularity of our food products, our ability to develop new menu items that appeal to consumers and what we believe is an emerging trend in consumer preferences toward premium convenience restaurants. We depend on consumers who prefer made-to-order food in a sophisticated environment and are willing to pay a premium price for our products. We also depend on trends toward consumers eating away from home more often. Shifts in consumer preferences away from our restaurants or cuisine, our inability to develop new menu items that appeal to consumers or changes in our menu that eliminate items popular with some consumers could harm our business and future profitability.

General economic conditions and the effects of the war on terrorism may cause a decline in discretionary consumer spending, which would negatively affect our business.

      Our success depends to a significant extent on discretionary consumer spending, which is influenced by general economic and political conditions and the availability of discretionary income. Accordingly, we may experience declines in sales during economic downturns or during periods of uncertainty like that which followed the September 11, 2001 terrorist attacks on the United States. In addition, economic uncertainty due to military action overseas, such as in Iraq and post-war military, diplomatic or financial responses, may lead to further declines in sales. Any decline in consumer spending or economic conditions could reduce customer traffic or impose practical limits on pricing, either of which could have a material adverse effect on our sales, results of operations, business and financial condition.

Our success depends on our ability to compete with many food service businesses.

      The restaurant industry is intensely competitive and we compete with many well-established food service companies on the basis of taste, quality and price of product offered, customer service, atmosphere, location and overall guest experience. We compete with other sandwich retailers, specialty coffee retailers, bagel shops, fast-food restaurants, delicatessens, cafes, bars, take-out food service companies, supermarkets and convenience stores. Our competitors change with each daypart (breakfast, lunch and dinner), ranging from coffee bars and bakery cafes to casual dining chains. Aggressive pricing by our competitors or the entrance of new competitors into our markets could reduce our sales and profit margins.

      Many of our competitors or potential competitors have substantially greater financial and other resources than we do, which may allow them to react to changes in pricing, marketing and the quick service restaurant industry better than we can. As competitors expand their operations, we expect competition to intensify. We also compete with other employers in our markets for hourly workers and may be subject to higher labor costs.

Fluctuations in coffee prices could adversely affect our operating results.

      The price of coffee, one of our main products, can be highly volatile. Although most coffee trades on the commodity markets, coffee of the quality we seek tends to trade on a negotiated basis at a substantial premium above commodity coffee pricing, depending on supply and demand at the time of the purchase. Supplies and prices of green coffee can be affected by a variety of factors, such as weather, politics and economics in the producing countries. An increase in pricing of specialty coffees could have a significant adverse effect on our profitability. To mitigate the risks of increasing coffee prices and to allow greater predictability in coffee pricing, we typically enter into short-term purchasing arrangements for a portion of our green coffee requirements. We cannot assure you that these activities will be successful or that they will not result in our paying substantially more for our coffee supply than we would have been required to pay absent such activities. We purchase coffee through a single supplier under an agreement that expires in June 2010.

Changes in food and supply costs could adversely affect our results of operations.

      Our profitability depends in part on our ability to anticipate and react to changes in food and supply costs. We rely on a single primary distributor of our food and paper goods. Although we believe that alternative distribution sources are available, any increase in distribution prices or failure by our distributor to perform could adversely affect our operating results. In addition, we are susceptible to increases in food costs as a result of factors beyond our control, such as weather conditions and government regulations. Failure to anticipate and adjust our purchasing practices to these changes could negatively impact our business.

The food service industry is affected by litigation and publicity concerning food quality, health and other issues, which can cause customers to avoid our products and result in liabilities.

      Food service businesses can be adversely affected by litigation and complaints from customers or government authorities resulting from food quality, illness, injury or other health concerns or operating issues stemming from one restaurant or a limited number of restaurants. Adverse publicity about these allegations may negatively affect us, regardless of whether the allegations are true, by discouraging customers from buying our products. We could also incur significant liabilities if a lawsuit or claim results in a decision against us or if we incur litigation costs, regardless of the result.

Our business could be adversely affected by increased labor costs or labor shortages.

      Labor is a primary component in the cost of operating our business. We devote significant resources to recruiting and training our managers and employees. Increased labor costs, due to competition, increased minimum wage or employee benefits costs or otherwise, would adversely impact our operating expenses. In addition, our success depends on our ability to attract, motivate and retain qualified employees, including restaurant managers and staff, to keep pace with our needs. If we are unable to do so, our results of operations may be adversely affected.

              CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

      We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained or incorporated by reference in this Form S-8 or made by our management involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements are subject to risks and uncertainties, including those described in this registration statement. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially and adversely affected, and the trading price of our common stock could decline. We do not undertake to publicly update or revise our forward-looking statements even if experience our future changes make it clear that any projected results expressed or implied therein will not be realized.

            o the cost of our principal food products and supply and delivery shortages or interruptions;

            o     labor shortages or increased labor costs;

            o     changes in consumer preferences and demographic trends;

            o competition in our markets, both in our business and locating suitable restaurant sites;

            o     our operation and execution in new and existing markets;

            o     expansion into new markets;

            o     our ability to attract and retain qualified franchisees;

            o our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms;

            o the rate of our internal growth, and our ability to generate increased revenue from our existing restaurants;

            o our ability to generate positive cash flow from existing and new restaurants;

            o     fluctuations in our quarterly results due to seasonality;

            o increased government regulation and our ability to secure required governmental approvals and permits;

            o our ability to create customer awareness of our restaurants in new markets;

            o     the reliability of our customer and market studies;

            o cost effective and timely planning, design and build-out of new restaurants;

            o our ability to recruit, train and retain qualified corporate and restaurant personnel and management;

            o     market saturation due to new restaurant openings;

            o     inadequate protection of our intellectual property;

            o adverse weather conditions which impact customer traffic at our restaurants; and

            o     adverse economic conditions.

The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," "project" or similar words, or the negatives of these words, identify forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors.

                                 USE OF PROCEEDS

      The proceeds from the sale of the common stock offered pursuant to this prospectus are solely for the account of the Selling Stockholders. We will not receive any proceeds from any sale of shares by the Selling Stockholders.

                              SELLING STOCKHOLDERS

      This prospectus relates to shares of common stock that have been acquired by the Selling Stockholders named below in connection with grants of restricted stock pursuant to the Omnibus Plan.

      Each of the Selling Stockholders is an employee or director of the Company. The following table sets forth:

            o the name and principal position or positions of each Selling Stockholder over the past three years with the Company;

            o the number of shares of common stock each Selling Stockholder beneficially owned as of March 20, 2006;

            o the number of shares of common stock acquired by each Selling Stockholder in connection with grants of restricted stock pursuant to the Omnibus Plan and being registered under this Registration Statement, some or all of which shares may be sold pursuant to this prospectus; and

            o the number of shares of common stock and the percentage, if 1% or more, of the total class of common stock outstanding to be beneficially owned by each Selling Stockholder following this offering, assuming the sale pursuant to this offering of all shares acquired by such Selling Stockholder in connection with grants of restricted stock pursuant to the Omnibus Plan and registered under this Registration Statement.

      There is no assurance that any of the Selling Stockholders will sell any or all of the shares offered by them under this Registration Statement. The information included in the table assumes that each selling stockholder will elect to sell all of his shares set forth under "Shares Covered by this Prospectus."

--------------------------------------------------------------------------------
                                                            Shares Beneficially
                                                             Owned After this
                                                                 Offering
                                                           ---------------------
                                               Shares
                   Position       Shares      Covered by
    Selling        with the    Beneficially      this
  Stockholder      Company        Owned       Prospectus   Number  Percentage(1)
--------------------------------------------------------------------------------
Kevin Armstrong  Chief        1,014,318 (2)    300,000    714,318     1.81%
                 Executive
                 Officer and
                 President
--------------------------------------------------------------------------------
William D.       Executive    1,664,062 (3)    200,000  1,464,062     3.74%
Forrest          Chairman
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
William Koziel   Chief           68,490 (4)     37,500      30,990       *
                 Financial
                 Officer;
                 Controller
--------------------------------------------------------------------------------
Gilbert Melott   Executive      157,564 (5)     75,000      82,564       *
                 Vice
                 President--
                 Operations
                 and People
--------------------------------------------------------------------------------
Paul Seidman     Vice           101,848 (6)     75,000      26,848       *
                 President--
                 Food
                 & Beverage
--------------------------------------------------------------------------------
Vicki J. Baue    General         42,500 (7)     37,500       5,000       *
                 Counsel
--------------------------------------------------------------------------------
Peter A. Lucas   Regional        46,316 (8)     37,500       8,816       *
                 Vice
                 President
                 Operations-
                 Mid
                 Atlantic;
                 Vice
                 President--
                 Cosi/Federated
                 Operations;
                 District
                 Manager
--------------------------------------------------------------------------------
Tom Kelleher     former           7,500 (9)      7,500          --       *
                 employee
                 (Regional
                 Vice
                 President
                 Operations
                 - East
                 Coast)
--------------------------------------------------------------------------------
Robert Speirs    Regional        45,116 (10)    37,500       7,616       *
                 Vice
                 President
                 Operations
                 - East
                 Coast;
                 Regional
                 Vice
                 President
                 Operations
                 - Midwest
--------------------------------------------------------------------------------
Patrick J.       Vice            77,015 (11)    75,000       2,015       *
Donnellan        President
                 of Business
                 Development;
                 Vice
                 President
                 of
                 Development
                 Strategy
--------------------------------------------------------------------------------
Becky Iliff      Vice            22,500 (12)    22,500         --        *
                 President
                 People
--------------------------------------------------------------------------------

* Represents less than 1%.

(1) Ownership percentages are based on 38,827,672 shares of common stock outstanding as of March 20, 2006. With respect to each person, percentage ownership is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of outstanding shares at such date and the number of shares such person has the right to acquire upon exercise of options or warrants that are currently exercisable or are exercisable on or before the date 60 days after the date of filing.

(2) Includes 300,000 shares of restricted stock granted to Mr. Armstrong under the Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan, pursuant to an employment agreement dated May 9, 2005. 20% of such restricted shares became fully vested upon issuance. As long as Mr. Armstrong remains in the continuous employ of the company on each of May 9, 2006, May 9, 2007, May 9, 2008, and May 9, 2009, an additional 20% of the restricted shares will become fully vested on each such date. Also includes 714,318 shares of common stock issuable upon exercise of outstanding options at a weighted average exercise price of $1.95.

(3) Includes 200,000 shares of restricted stock granted to Mr. Forrest under the Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan, pursuant to his new employment agreement dated December 12, 2005. 20% of such restricted shares became fully vested upon issuance. As long as Mr. Forrest remains in the continuous employ of the Company on each of December 12, 2006, December 12, 2007, December 12, 2008, and December 12, 2009, an additional 20% of the restricted shares will become fully vested on each such date. Also includes 309,109 shares of common stock issuable upon exercise of outstanding options at a weighted average exercise price of $3.14, pursuant to the February 9, 2004 addendum to Mr. Forrest's former employment agreement. In accordance with Mr. Forrest's employment agreement dated June 26, 2003, an additional 523,546 shares of restricted stock were granted to Mr. Forrest in connection with the Company's rights offering, which are held by Forrest Family LLC. 631,407 shares are restricted stock issued to Mr. Forrest pursuant to an employment agreement dated June 26, 2003.

(4) Includes 30,990 shares of common stock issuable upon exercise of outstanding options at a weighted average exercise price of $4.83 per share. Also includes 37,500 shares of restricted stock granted to Mr. Koziel under the Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan. 20% of such restricted shares became fully vested upon issuance. As long as Mr. Koziel remains in the continuous employ of the Company on each of May 31, 2006, May 31, 2007, May 31, 2008, and May 31, 2009, an additional 20% of the restricted shares will fully vest on each such date.

(5) Includes 82,564 shares of common stock issuable upon exercise of outstanding options at a weighted average exercise price of $2.78 per share. Also includes 75,000 shares of restricted stock granted to Mr. Melott under the Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan. 20% of such restricted shares became fully vested upon issuance. As long as Mr. Melott remains in the continuous employ of the Company on each of May 31, 2006, May 31, 2007, May 31, 2008, and May 31, 2009, an additional 20% of the restricted shares will fully vest on each such date.

(6) Includes 26,848 shares of common stock issuable upon exercise of outstanding options at a weighted average exercise price of $4.83. Also includes 75,000 shares of restricted stock granted to Mr. Seidman under the Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan. 20% of such restricted shares became fully vested upon issuance. As long as Mr. Seidman remains in the continuous employ of the Company on each of May 31, 2006, May 31, 2007, May 31, 2008, and May 31, 2009, an additional 20% of the restricted shares will fully vest on each such date.

(7) Includes 5,000 shares of common stock issuable upon exercise of outstanding options at an exercise price of $5.20. Also includes 37,500 shares of restricted stock granted to Ms. Baue under the Cosi, Inc. 2005 Long-Term Incentive Plan. 20% of such restricted shares became fully vested upon issuance. As long as Ms. Baue remains in the continuous employ of the Company on each of May 31, 2006, May 31, 2007, May 31, 2008, and May 31, 2009, an additional 20% of the restricted shares will fully vest on each such date.

(8) Includes 8,816 shares of common stock issuable upon exercise of outstanding options at a weighted average exercise price of $4.00. Also includes 37,500 shares of restricted stock granted to Mr. Lucas under the Cosi, Inc. 2005 Long-Term Incentive Plan. 20% of such restricted shares became fully vested upon issuance. As long as Mr.

Lucas remains in the continuous employ of the Company on each of May 31, 2006, May 31, 2007, May 31, 2008, and May 31, 2009, an additional 20% of the restricted shares will fully vest on each such date.

(9) Includes 7,500 shares of restricted stock granted to Mr. Kelleher under the Cosi, Inc. 2005 Long-Term Incentive Plan, representing the 20% of such restricted shares that became fully vested upon issuance.

(10) Includes 7,616 shares of common stock issuable upon exercise of outstanding options at a weighted average exercise price of $5.31. Also includes 37,500 shares of restricted stock granted to Mr. Speirs under the Cosi, Inc. 2005 Long-Term Incentive Plan. 20% of such restricted shares became fully vested upon issuance. As long as Mr. Speirs remains in the continuous employ of the Company on each of May 31, 2006, May 31, 2007, May 31, 2008, and May 31, 2009, an
additional 20% of the restricted shares will fully vest on each such date.

(11) Includes 2,015 shares of common stock issuable upon exercise of outstanding options at an exercise price of $5.56. Also includes 75,000 shares of restricted stock granted to Mr. Donnellan under the Cosi, Inc. 2005 Long-Term Incentive Plan. 40% of such restricted shares became fully vested upon issuance. As long as Mr. Donnellan remains in the continuous employ of the company on each of January 23, 2007, January 23, 2008, and January 23, 2009, an additional 20% of the restricted shares will fully vest on each such date.

(12) Includes 22,500 shares of restricted stock granted to Ms. Iliff under the Cosi, Inc. 2005 Long-Term Incentive Plan. 20% of such restricted shares became fully vested upon issuance. As long as Ms. Iliff remains in the continuous employ of the Company on each of November 7, 2006, November 7, 2007, November 7, 2008, and November 7, 2009, an additional 20% of the restricted shares will fully vest on each such date.

                              PLAN OF DISTRIBUTION

      The Selling Stockholders, or their pledgees, donees, transferees or other successors in interest, may sell shares pursuant to this prospectus from time to time:

            o     in transactions on the Nasdaq National Market;

            o     in the public market off the Nasdaq National Market;

            o     in privately negotiated transactions;

            o through put or call options transactions relating to the shares; or

            o     in a combination of all such transactions.

      Each sale may be made either at the market price prevailing at the time of sale or at a negotiated price. Sales may be made through brokers or to dealers, and such brokers or dealers may receive compensation in the form of commissions or discounts not exceeding those customary in similar transactions. Any shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by a Selling Stockholder will be borne by that Selling Stockholder.

      The Selling Stockholders and any dealer acting in connection with the offering or any broker executing a sell order on behalf of a Selling Stockholder may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of shares by a Selling Stockholder and any commissions or discounts received by any such broker or dealer may be deemed to be underwriting compensation under the Securities Act. In addition, any such broker or dealer may be required to deliver a copy of this prospectus to any person who purchases any of the shares from or through such broker or dealer.

                                  LEGAL MATTERS

      Certain legal matters with respect to the validity of the common stock will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                     EXPERTS

      The consolidated financial statements of Cosi, Inc. and subsidiaries and management's report on the effectiveness of internal control over financial reporting, incorporated by reference in this Registration Statement have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

      The consolidated financial statements for the year ended December 29, 2003, of Cosi, Inc. appearing in Cosi Inc.'s Annual Report (Form 10-K) for the year ended January 2, 2006, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

      We file current, quarterly and annual reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the "Exchange Act") with the Securities and Exchange Commission (the "SEC"). You may read and copy any of these filed documents at the SEC's public reference room located at 100 F. Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's internet site at http://www.sec.gov.

      Our website is http://www.getcosi.com (which is not intended to be an active hyperlink in this prospectus). We make available free of charge on our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and Forms 3, 4 and 5 filed on behalf of directors and executive officers and any amendments to such reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on, connected to or that can be accessed via our website is not part of this prospectus.

      We have filed with the SEC a Registration Statement on Form S-8 under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus, which constitutes a part of that Registration Statement, does not include all the information contained in that Registration Statement and its exhibits. For further information with respect to us and our common stock, you should consult the Registration Statement and its exhibits.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      Statements contained in this prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC. The Registration Statement and any of its amendments, including exhibits filed as a part of the Registration Statement or an amendment to the Registration Statement, are available for inspection and copying through the entities listed above.

      The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to documents containing that information. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents filed by us with the SEC and any future filings we will make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is complete or terminated:

      (i) the Annual Report on Form 10-K for the fiscal year ended January 2, 2006 (SEC File No. 000-50052);

      (ii)  the Current Report on Form 8-K filed on March 24, 2006; and

      (iii) the description of our common stock contained in the registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on October 25, 2002 (SEC File No. 333-86390), including any amendments or reports filed for the purpose of updating such description.

      We will provide to you without charge a copy of any or all documents incorporated by reference into this prospectus, including any exhibits to such documents that are specifically incorporated by reference in those documents. You may request copies by writing or telephoning us at our Investor Relations Department, Cosi, Inc., 1751 Lake Cook Road, Deerfield, Illinois, 60015; telephone number (847) 597-8800.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents, as filed with the SEC by the Company are incorporated herein by reference:

      1. the Annual Report on Form 10-K for the fiscal year ended January 2, 2006 (SEC File No. 000-50052);

      2.    the Current Report on Form 8-K filed on March 24, 2006; and

      3. the description of our common stock contained in the registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on October 25, 2002 (SEC File No. 333-86390), including any amendments or reports filed for the purpose of updating such description.

      All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold will be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

Item 4. Description of Securities.

      Not applicable.

Item 5. Interests of Named Experts and Counsel.

      None.

Item 6. Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors, and other corporate agents under certain circumstances and subject to certain limitations. The Company's Amended and Restated Certificate of Incorporation and By-laws provide that the Company will indemnify its directors and officers, and anyone who is or was serving at the Company's request as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, to the fullest extent permitted under Delaware law. These indemnification provisions may be sufficiently broad to permit indemnification of the Company's executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

      The Company maintains directors' and officers' liability insurance against any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty by any director or officer, excluding certain matters including fraudulent, dishonest or criminal acts or self dealing.

Item 7. Exemption From Registration Claimed.

      With respect to the restricted securities reoffered or resold pursuant to this Registration Statement, the Company claimed an exemption from registration under the Securities Act pursuant to Section 4(2) thereof and because certain issuances did not involve a purchase or sale for purposes of the

Securities Act. Such restricted securities were issued pursuant to the Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan.

Item 8. Exhibits.

      4.1   Form of Certificate of Common Stock.

      4.2 Rights Agreement between Cosi, Inc. and American Stock Transfer and Trust Company as Rights Agent dated November 21, 2002 (Filed as
            Exhibit 4.2 to the Company's Annual Report on Form 10-K for the period ended December 30, 2002).

      4.3 Amended and Restated Registration Agreement, dated as of March 30, 1999 (Filed as Exhibit 4.3 to the Company's Registration Statement on Form S-1, file #333-86390).

      4.4 Supplemental Registration Rights Agreement, dated as of August 5, 2003 by and among the Company and the parties thereto (Filed as Exhibit 4.4.2 to the Company's Registration Statement on Form S-1, file #333-107689).

      4.5 Amendment No. 1 to Rights Agreement dated as of November 21, 2002, between Cosi, Inc. and American Stock Transfer and Trust Company, as rights agent (Filed as Exhibit 4.3 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003).

      5.1* Opinion of Cadwalader, Wickersham & Taft LLP as to the legality of the securities being registered.

      23.1* Consent of BDO Seidman LLP, independent registered public accounting firm.

      23.2* Consent of Ernst & Young LLP, independent registered public accounting firm.

      24.1* Power of Attorney (included on the signature page of this Registration Statement).

*  Filed herewith.

Item 9. Undertakings.

      The undersigned registrant hereby undertakes:

      (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Deerfield, state of Illinois, on March 29, 2006.


                                                     COSI, INC.


                                       By:/s/KEVIN ARMSTRONG
                                          --------------------------------------
                                          Kevin Armstrong
                                          Chief Executive Officer and
                                          President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin Armstrong and William D. Forrest, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                       Title                      Date
-----------------------   ----------------------------   -----------------------

/s/WILLIAM D. FORREST
-----------------------
William D. Forrest        Executive Chairman             March 29, 2006


/s/KEVIN ARMSTRONG        Chief Executive Officer,
-----------------------   President and Director
Kevin Armstrong           (Principal Executive Officer)  March 29, 2006


/s/ELI COHEN
-----------------------
Eli Cohen                 Director                       March 29, 2006


/s/CREED L. FORD III
-----------------------
Creed L. Ford III         Director                       March 29, 2006


/s/MARK DEMILIO
-----------------------
Mark Demilio              Director                       March 29, 2006

      Signature                       Title                      Date
-----------------------   ----------------------------   -----------------------


/s/ROBERT MERRITT
-----------------------
Robert Merritt            Director                       March 29, 2006


/s/WILLIAM KOZIEL         Chief Financial Officer
-----------------------   (Principal Financial and
William Koziel            Accounting Officer)            March 29, 2006


-----------------------
Michael O'Donnell         Director

                                  EXHIBIT INDEX

      4.1   Form of Certificate of Common Stock.

      4.2 Rights Agreement between Cosi, Inc. and American Stock Transfer and Trust Company as Rights Agent dated November 21, 2002 (Filed as
            Exhibit 4.2 to the Company's Annual Report on Form 10-K for the period ended December 30, 2002).

      4.3 Amended and Restated Registration Agreement, dated as of March 30, 1999 (Filed as Exhibit 4.3 to the Company's Registration Statement on Form S-1, file #333-86390).

      4.4 Supplemental Registration Rights Agreement, dated as of August 5, 2003 by and among the Company and the parties thereto (Filed as Exhibit 4.4.2 to the Company's Registration Statement on Form S-1, file #333-107689).

      4.5 Amendment No. 1 to Rights Agreement dated as of November 21, 2002, between Cosi, Inc. and American Stock Transfer and Trust Company, as rights agent (Filed as Exhibit 4.3 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003).

      5.1* Opinion of Cadwalader, Wickersham & Taft LLP as to the legality of the securities being registered.

      23.1* Consent of BDO Seidman LLP, independent registered public accounting firm.

      23.2* Consent of Ernst & Young LLP, independent registered public accounting firm.

      24.1* Power of Attorney (included on the signature page of this Registration Statement).

*  Filed herewith.